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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-39445, No. 333-09807, No. 333-20779, No. 33-96616, and No.
33-78542) pertaining to the Stock Option Agreements for Eugene L. Goda, Ronald
J. Clear and James H. Smith, 1995 Stock Option/Stock Issuance Plan of ObjectShare Systems, Inc., 1993 Stock Plan and 1993 Employee Stock Purchase Plan of ParcPlace-Digitalk, Inc., 1988 Incentive Stock Option Plan, 1989 Stock Option Plan, 1992 Incentive and Nonstatutory Stock Option Plan, and the 1995 Director Stock Option Plan of ParcPlace-Digitalk, Inc. of our report dated June 14, 1999, with respect to the consolidated financial statements and schedule of ObjectShare, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1999.

                                                 /s/ ERNST & YOUNG LLP

Orange County, California
July 13, 1999